Exhibit 99.1

Investcorp Europe Acquisition Corp. I Announces Termination of

Business Combination Agreement with Zacco Holdings

NEW YORK—(BUSINESS WIRE)—Investcorp Europe Acquisition Corp I (NASDAQ: IVCB) (the “Company”) today announced it has terminated the previously announced business combination agreement with Zacco Holdings (formerly OpSec Holdings), as amended (the “Business Combination Agreement”) pursuant to Section 15.1 thereof. Under the terms of the Business Combination Agreement, the Company will receive a $30 million termination payment. It is expected that at least $20 million of such termination amount would be used to pay expenses incurred by the Company. The Company is currently considering whether to seek an alternative business combination or dissolve.

About Investcorp Europe Acquisition Corp. I

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s future plans These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the SEC. Copies of such filings are available on the SEC’s website at www.sec.gov. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Contacts

Brian Ruby, ICR, brian.ruby@icrinc.com